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                                                                 Exhibit 10.10

                   DEVELOPMENT, LICENSE AND HOSTING AGREEMENT

          THIS DEVELOPMENT, LICENSE AND HOSTING AGREEMENT (this "Agreement") is made as of September 9, 2001 (the "Effective Date"), by and between American Airlines, Inc., a Delaware corporation with its principal offices in Fort Worth, Texas ("AA"), and Orbitz LLC, a Delaware limited liability company with offices in Chicago, Illinois ("Orbitz").

1.        DEFINITIONS

          The terms defined in this Section or elsewhere in this Agreement may be used in the singular or plural, as the context requires.

          1.1 "AA-COMPETITIVE FUNCTIONALITY" means those portions of the AA-Specific Functionality that prior to the development of such functionality are designated as "AA-Competitive Functionality" either in writing by mutual agreement of the parties or otherwise in accordance with Section 4.2 of this Agreement.

          1.2 "AA INFORMATION" means booking information and other personally identifiable information supplied by AA customers to Orbitz and any other trade secret or confidential information supplied by AA to Orbitz under this Agreement.

          1.3 "AA-SPECIFIC FUNCTIONALITY" means that portion of the Orbitz Software functionality that is made the subject of any Statement of Services or Change Order and developed pursuant to this Agreement.

          1.4 "AFFILIATE" means, with respect to any entity, any other entity directly or indirectly controlling or controlled by, or under common control with, such entity. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise. When used in this Agreement, the term "party" includes such party's Affiliate.

          1.5 "AIRLINE PARTNER" means any entity that has a codeshare, frequent flyer alliance, or other similar marketing relationship with AA and/or its Affiliates.

          1.6 "CLAIM" means a third-party claim, demand, proceeding, suit or action.

          1.7 "COMPETITOR" means any passenger or cargo air transportation carrier, Global Distribution System ("GDS"), or Computer Reservation System ("CRS") company.

          1.8 "CHANGE REQUEST" means the form set forth as Exhibit A that will be used to request any modification of or addition to the Core Functionality, the AA-Specific Functionality, or the Services obligations.

          1.9 "CONFIDENTIAL INFORMATION" has the meaning given to that term in Exhibit G.

          1.10 "CORE FUNCTIONALITY" means that portion of the Orbitz Software functionality (and any Updates thereto) that is not AA-Specific Functionality and that is used by Orbitz to provide the Hosting and Support Services, including without limitation the functionality identified in Exhibit B.

          1.11 "CUT-OVER DATE" means, (a) with respect to a merger or acquisition, the date the transactions of the newly merged or acquired entity are first booked, including, but not limited, to code sharing transactions, using the Orbitz Software, and (b) with respect to a Divestiture Transaction, the date following the effective date of such Divestiture Transaction on which transactions associated therewith cease to be booked via the Orbitz Software.

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          1.12  "DATALEX SOFTWARE" means the software, if any, that is licensed by Datalex Limited to Orbitz that Orbitz embeds in or otherwise uses as part of the Orbitz Software, including but not limited to the booking software product known as BookIt!.

          1.13 "DELIVERABLES" means the Orbitz Software, including but not limited to the Core Functionality, the AA-Specific Functionality, and the related Documentation, that Orbitz has agreed to deliver or make available to AA pursuant to this Agreement (including any Statement of Services or any Change Request accepted in accordance with Section 7.2 of this Agreement).

          1.14 "DELIVERY DATE" means the date that the parties have specified for the delivery of the Orbitz Software, as set forth in Exhibit C and as may be amended by mutual written agreement.

          1.15  "DIVESTITURE TRANSACTION" has the meaning given to that term in
Section 6.3(d).

          1.16 "DOCUMENTATION" means the user manuals, technical material and maintenance, and support documentation that Orbitz delivers to AA and that are related to the use and operation of the Orbitz Software.

          1.17 "HOSTING AND SUPPORT FEE" means a fee to be paid by AA to Orbitz on an annual basis as specified in Section 6.2 and Exhibit D in consideration for the Hosting and Support Services.

          1.18 "FUTURE DEVELOPMENT SERVICES" means the Requirements definition, design and development services, other than Initial Development Services, that Orbitz and AA agree Orbitz will provide to AA, either directly or though Subcontractors, pursuant to this Agreement.

          1.19 "HOSTING AND SUPPORT SERVICES" means the hosting, implementation, maintenance, support, construction, testing, installation and initial implementation services that Orbitz has agreed hereunder to provide to AA, either directly or though Subcontractors, pursuant to this Agreement, including Article 5 and Exhibit D.

          1.20 "INITIAL DEVELOPMENT SERVICES" means the Requirements definition, design and development services that Orbitz and AA have agreed Orbitz will provide to AA on or before the Delivery Date, either directly or though Subcontractors, pursuant to this Agreement.

          1.21  "INITIAL INSTALLMENT" has the meaning given to that term in
Section 6.5 of this Agreement.

          1.22 "LABOR RATE" means the hourly rate which is calculated by dividing the annual employment-related direct costs incurred by a party for any employee performing services under this Agreement by 2,080 hours.

          1.23 "LAUNCH DATE" means such date after acceptance by AA of the Orbitz Software, as agreed upon by the parties, on which the Website will be made available to AA customers.

          1.24 "LOSS" means any liability, obligation, loss, damage, deficiency, penalty, tax, levy, fine, judgment, settlement, cost, charge, expense, legal fee and disbursement, or accountants' fee disbursement.

          1.25 "MAXIMUM TRANSACTION VOLUME" means the number of Transactions for each one-year period following the Launch Date as specified in Exhibit D.

          1.26 "NOT-TO-EXCEED FEE ESTIMATES" mean the maximum fees chargeable for development of the AA-Specific Functionality, as specified in an Estimate in accordance with Section 4.2 of this Agreement.

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          1.27  "ORBITZ SOFTWARE" means the computer programs necessary to perform the functionality described in Exhibit B to this Agreement and any subsequent Statements of Services or Change Orders hereunder.

          1.28 "PROJECT MANAGERS" means the employees of AA and Orbitz, or their replacements, who will manage specific projects, take responsibility for project plans, timelines, and deployment of resources, and will serve as the primary interface points to the development team under this Agreement.

          1.29 "RELATIONSHIP MANAGERS" means the senior-level AA and Orbitz employees identified in Exhibit E, or their replacements, who will manage the relationship between AA and Orbitz and will serve as the single point of contact within either party responsible for communications and problem resolution.

          1.30 "REQUIREMENTS" means, with respect to any requested Deliverables, AA's written requirements therefor, including but not limited to the functional, business logic or Sabre/AA system specific rules or requirements necessary to develop and test such functionality.

          1.31 "SABRE-SPECIFIC CODE" means that portion of the Orbitz Software which is necessary to interface with, and receive hosting from, the Sabre GDS.

          1.32 "SCHEDULE" means the timetable for performing and completing the Initial Development Services, as set forth in Exhibit C. The Schedule will be integrated with AA's Fenix Master Schedule.

          1.33 "SERVICES" means the Initial Development Services, the Hosting and Support Services and any other services that Orbitz agrees to provide to AA under this Agreement (including any Statement of Services or Change Order hereunder).

          1.34 "SPECIFICATIONS" means the functional and technical specifications of, as the case may be, the Core Functionality or the AA-Specific Functionality, including without limitation, the timeline for developing such functionality and procedures for developing testing criteria.

          1.35 "STATEMENT OF SERVICES" means a mutually executed document that describes a specific project, engagement, or assignment for which Orbitz will provide services to AA.

          1.36 "SUBCONTRACTORS" means the subcontractors that Orbitz engages to provide services under this Agreement.

          1.37  "TERM" has the meaning given to that term in Section 16.

          1.38 "THIRD PARTY COMPONENTS" means any third party software or hardware that Orbitz may include in the Orbitz Software or use to provide the Services.

          1.39 "TRANSACTION" means each instance in which (i) a request from a user of the Website results in creation of a new PNR (regardless of number in party and number of segments), or (ii) more than 50% of the number of segments in a previously-existing PNR are cancelled and a new itinerary produced for such PNR; provided, however, that the cancellation of 100% of the segments of a previously existing PNR without the creation of a new itinerary does not constitute a Transaction.

          1.40 "UPDATES" means any fix, correction, modification, upgrade, enhancement or other change to the Orbitz Software that Orbitz makes generally available from time to time during the Term.

          1.41 "WEBSITE" means a website residing on the World Wide Web portion of the Internet ("Web"), or any successor site(s) thereof, which AA then-currently uses as a primary channel for directly marketing to the public.

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2.        GENERAL

          2.1 ENGAGEMENT. Orbitz hereby agrees to provide AA, and AA hereby agrees to receive from Orbitz, the Initial Development Services and the Hosting and Support Services, pursuant to the terms and conditions of this Agreement. Orbitz will provide AA with dedicated resources to provide the Initial Development Services. Orbitz will commence performance of the Hosting and Support Services upon the Launch Date.

          2.2   SUBCONTRACTORS. Subject to the limitation contained in
Section 8, Orbitz may subcontract its performance of the Services to one or more Subcontractors. Prior to performing any Services, each Subcontractor must execute a written agreement with Orbitz containing protections for AA's confidential information and proprietary rights at least as protective as the terms and conditions of this Agreement. Notwithstanding the foregoing, Orbitz may not engage any Subcontractor who is then-currently providing any services to a Competitor of AA without first obtaining AA's written approval.

          2.3   SCHEDULE.

                (a) Time is of the essence in the performance of the Initial Development Services. Orbitz will use its best efforts to perform the Initial Development Services to meet the Delivery Date.

                (b) During the course of performance of the Initial Development Services, AA and Orbitz may periodically modify the Schedule for mutual convenience. Any such modification will be effective only if expressly approved by both Relationship Managers pursuant to Section 7.

                (c) As of the Effective Date, the target Launch Date is March 15, 2002. In the event that AA pays the Initial Installment in advance of the Launch Date in accordance with Section 6.5 of this Agreement, and the Launch Date does not occur within seven months following the date of such payment, which delay is not caused or contributed to by Orbitz, then the parties will meet to discuss alternative solutions to address Orbitz's out-of-pocket costs, if any, associated with such delayed Launch Date.

          2.4 ANTICIPATED DELAYS. AA and Orbitz will immediately notify each other if either party anticipates a delay in performing the Initial Development Services according to the Schedule. Any such notice will identify the source and expected length of the delay and its potential impact on the Initial Development Services. Upon receipt of such notice, the Relationship Managers will promptly seek in good faith to determine the potential impact and take the steps that may be available to avoid or minimize the anticipated delay and its impact on the Schedule.

          2.5 FACILITIES. AA will provide Orbitz with access to those portions of AA's offices that Orbitz may reasonably require to perform the Services. Such access will be provided at mutually convenient times during AA's normal business hours, unless otherwise agreed by the Relationship Managers. While working at AA offices, the Orbitz employees and Subcontractors will adhere to AA's internal rules and regulations; provided such rules and regulations have been communicated to Orbitz.

3.        MANAGEMENT

          3.1 RELATIONSHIP MANAGERS. Each party will appoint a Relationship Manager to act as the primary point of contact between the parties with respect to this Agreement, and will designate an alternate for its primary Relationship Manager to act in his or her absence or unavailability. No modification of the Specifications or the Schedule will be effective unless expressly approved by the primary or alternate Relationship Managers of both parties pursuant to
Section 7. Each Relationship Manager will appoint Project Managers to manage specific projects under this Agreement. The Project Managers will serve as the primary interface points between the parties with respect to such projects.

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          3.2   STATUS REPORTS. The Orbitz Relationship Manager will provide the AA Relationship Manager with periodic status reports on Orbitz's progress during the performance of the Initial Development Services. Each status report will describe (a) the tasks performed since the prior status report, (b) the tasks performed as compared to the tasks scheduled, (c) the tasks to be performed during the next period and (d) any actual or anticipated problems or delays that may have arisen in the Schedule. Prior to the Launch Date, the Relationship Managers will meet at least once per month to discuss the status of the Initial Development Services. Following the Launch Date, the Relationship Managers will meet at least once per quarter to discuss the Hosting and Support Services.

          3.3 PROJECT PROBLEMS. In the event of any actual or potential problem or delay in the Initial Development Services or the Hosting and Support Services, the Relationship Managers will discuss the relevant sources, possible remedies and potential impact on the Initial Development Services or the Hosting and Support Services at the next scheduled status meeting or, at either Relationship Manager's request, an emergency meeting. To assist in such discussions, each Relationship Manager may invite any applicable Project Managers or other persons to the scheduled or emergency meeting. If a modification of the Specifications or the Schedule is required as a result of the problem or delay, the Relationship Managers will follow the procedures specified in Section 7.

4.        DEVELOPMENT

          4.1   INITIAL DEVELOPMENT SERVICES.

                (a)      Specifications.

                         (i)     Orbitz will provide AA with (A) Specifications
for the Core Functionality identified in Exhibit B that will be available on the Delivery Date and (B) dedicated resources to assist AA in determining the AA-Specific Functionality necessary to implement the Orbitz Software. AA will thereafter provide Orbitz with a definitive list of the requested Deliverables, along with any Requirements therefor, within any time period set forth in the Schedule.

                         (ii)    Orbitz will,  within the time period set
forth in the Schedule, review the Requirements described in the preceding subsection and provide AA with (A) Specifications for the Deliverables, (B) a Not-To-Exceed Fee Estimate for the development of any requested AA-Specific Functionality, and (C) a non-binding fee estimate for the development of any requested AA-Competitive Functionality. The Specifications will include procedures for developing mutually acceptable, objective criteria for testing the Deliverables and any applicable requirements specifying the physical locations where development will occur.

                         (iii)   Following  receipt of the  Specifications,
the Not-To-Exceed Fee Estimate and the non-binding fee estimate described in the preceding subsection, within the time period set forth in the Schedule AA will provide Orbitz with written verification of which portions of the Deliverables AA requests that Orbitz develop. Thereafter, AA and Orbitz will use reasonable commercial efforts to agree upon the prioritization of the functionality to be included in the Deliverables by the date set forth in the Schedule, including the Core Functionality, the AA-Specific Functionality, and any other Initial Development Services.

                (b) Deliverables. Upon the parties' mutual agreement of the prioritization of the Specifications in accordance with Section 4.1(a)(iii), Orbitz will provide AA with dedicated resources to support the development of the Deliverables. Orbitz will develop the Deliverables requested by AA in accordance with the development milestone dates set forth in the Schedule. Sabre-Specific Code will be considered AA-Specific Functionality, for which AA will pay any applicable License and Development Fees in accordance with this Agreement; provided, however, that at such time that Orbitz makes Sabre-Specific Code available to, or uses Sabre-Specific Code for the benefit of, any Competitor hosted in a Sabre GDS, any subsequent development of Sabre-Specific Code will be considered Core Functionality, the development of which is not chargeable to AA. When Orbitz has satisfactorily completed coding and

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testing of the Deliverables, Orbitz will: (i) notify AA, (ii) provide the Orbitz test results to AA, and (iii) make such Deliverables available to AA for acceptance testing.

          4.2 FUTURE DEVELOPMENT SERVICES. Subject to Section 4.8, after the Launch Date, AA may from time to time during the Term request that Orbitz develop additional AA-Specific Functionality by submitting a Statement of Services listing the requested AA-Specific Functionality and any Requirements therefor. Orbitz will promptly review such Requirements and provide AA with (a) Specifications for such AA-Specific Functionality; (b) a Not-To-Exceed Fee Estimate for the development of such AA-Specific Functionality, including a non-binding fee estimate for the development of any AA-Competitive Functionality; (c) in the event Orbitz does not agree to designate any requested AA-Competitive Functionality as such, a written statement indicating such denial; and (d) an estimated timetable for commencement and completion of such additional AA-Specific Functionality (collectively, the "Estimate"). Orbitz will use commercially reasonable efforts to ensure that the Estimate is based on assumptions and data that are realistic, reasonable and attainable. The Specifications will include procedures for developing mutually acceptable, objective criteria for testing the AA-Specific Functionality and any applicable Requirements specifying the physical locations where development will occur. In the event AA elects to proceed with such development in accordance with the Estimate, Orbitz will take all reasonable steps to make available to AA sufficient resources to fulfill the request. In the event any aspect of the Estimate is not reasonably suitable to AA, Orbitz will allow AA to fund dedicated Orbitz resources to fulfill such request, with such efforts being provided at the rates set forth in Section 6.1(b) of this Agreement, provided that such funding commitment is for a duration of not less than six months for each such dedicated resource.

          4.3   ACCEPTANCE TESTING.

                (a) Following receipt of Orbitz's notice that a Deliverable is ready for acceptance testing, AA will test the Deliverable within the time period set forth in the Schedule (the "Test Period") to determine whether the Deliverable substantially conforms to the Specifications. AA's acceptance testing will include unit testing, system testing within the total Orbitz Software solution, and AA.com site integration testing. If AA determines after such acceptance testing that a Deliverable substantially conforms to the Specifications, AA will accept such Deliverable and provide Orbitz with notice that the Deliverable is accepted. Acceptance of a Deliverable will occur on the later to occur of (i) the date AA successfully completes acceptance tests demonstrating that the Deliverable substantially conforms to the acceptance criteria specified in the applicable Statement of Services and AA issues a written notice of acceptance, or (ii) ten days after the end of the Test Period.

                (b) If a Deliverable fails to substantially conform to the Specifications, AA will provide Orbitz with a written report of the non-conformity, within ten days after the end of the Test Period, specifying such non-conformity in reasonable detail. Upon receipt of a non-conformity report, Orbitz will either correct and resubmit the Deliverable for re-testing within ten days of AA's notice of non-conformance, or as otherwise set forth in the Schedule or, if Orbitz reasonably believes that such reported non-conformity is actually a modification from the agreed upon Specifications, Orbitz will notify AA that such reported non-conformity is actually a Change Request, to be handled pursuant to Section 7. In the event that a Deliverable fails to pass acceptance testing and the failure is due to causes outside the control of Orbitz, Orbitz agrees to use its commercially reasonable efforts to make its personnel available to provide assistance to help resolve the problem; such assistance to be chargeable as Initial Development Services.

          4.4 FAILURE TO DELIVER CONFORMING SOFTWARE. In the event that Orbitz fails to deliver Deliverables substantially in conformance with the Specifications, including the Requirements, within 30 days of the Delivery Date, then AA will not be charged for any development efforts performed by Orbitz or its Subcontractors following such 30 day period with respect to that non-conforming Deliverable. In the event that Orbitz fails to deliver Deliverables that are substantially in conformance with the Specifications within 90 days of the Delivery Date, AA will have the option, at its sole discretion, to either (a) terminate

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this Agreement, receive a refund of all the License and Development Fees paid to
Orbitz and be released from any further payment obligation under this Agreement, including payment of the remaining [***]% of the Fixed Hosting and Support Fee described in Section 6.2; (b) issue a partial acceptance of the Deliverables and obtain a refund of any portion of the License and Development Fees previously paid for any rejected Deliverables, including fees paid for any other previously accepted Deliverables rendered unusable due to the rejected Deliverables; or (c) extend the Delivery Date while reserving its right to revoke acceptance pursuant to options (a) and (b) above if corrections to the defective Deliverables are not completed in a timely manner. In the event AA elects to issue a "partial acceptance" or extends the Delivery Date pursuant to (b) or (c) above, AA will not be charged for any subsequent development services performed by Orbitz or its Subcontractors required to complete such Deliverables. The remedies available to AA under this Section 4.4 will only apply to the extent that AA, including its subcontractors, has not caused or contributed to the delay.

          4.5 INSTALLATION AND INTEGRATION. Orbitz will be responsible for the design, construction, installation and implementation of the Orbitz Software on its servers or servers under its control. Upon implementation, Orbitz will provide AA with all supporting documentation for the Orbitz Software as set forth in the Specifications. Orbitz will not be responsible for any integration services or for converting or loading any AA data into the Orbitz Software, unless otherwise agreed in a Statement of Services or pursuant to the Change Control Procedures.

          4.6 INTERFACE TO SABRE. With respect to any connectivity interface that is required under any Specifications, the parties acknowledge that Orbitz's obligations to develop such connectivity interface is expressly dependent upon the cooperation of Sabre and AA. Any such development, to the extent performed by Orbitz, will be deemed AA-Specific Functionality for purposes of this Agreement, and Orbitz will be solely responsible for the maintenance, support and operation of such development. AA will provide Orbitz with any and all information and assistance reasonably requested by Orbitz to develop and maintain a connectivity interface with Sabre. Orbitz agrees that it will use commercially reasonable efforts to cooperate with Sabre for all purposes in connection with this Agreement. Orbitz will not be responsible for any delay or failure to meet the Service Level Commitments specified in Exhibit F to the extent such delay or failure is (a) caused by or related to AA's or Sabre's failure to cooperate with Orbitz or to provide the information and assistance that Orbitz may reasonably request to develop and maintain the connectivity interface with Sabre, or (b) caused by or related to a failure in the Sabre system.

          4.7 LIMITATION. Orbitz will have no obligation to develop or provide any functionality (including without limitation, coding rules or logic) with respect to the Orbitz Software or the connectivity interface which is not specifically requested by AA or included in any Statement of Services, Specification or Change Order in accordance with this Agreement.

          4.8 FURTHER DEVELOPMENT. Each party agrees that development of an ongoing enhancement prioritization process is necessary to ensure that AA receives the requisite resources should any Competitor select an Orbitz solution. After the Delivery Date or upon completion of the Initial Development, whichever is later, Orbitz will provide development services to AA pursuant to the change control procedures set forth in Section 7. Any such subsequent development of additional AA-Specific Functionality is outside the scope of Orbitz's Hosting and Support Services obligations, and any such requests will be handled as a new Statement of Services or as a Change Request pursuant to
Section 7.

          4.9 ATTRIBUTION. Nothing in this Agreement will be deemed to require AA to provide attribution for Orbitz or any third party with respect to the Orbitz Software.

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***  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.        HOSTING AND SUPPORT

          5.1 HOSTING. Following the Launch Date, during the Term Orbitz will implement and host the Orbitz Software for AA as part of the Website in accordance with this Article 5. Orbitz will be responsible for (a) host connectivity for the Orbitz Software, (b) all hardware and third-party licenses required to host the Orbitz Software that are identified in the Specifications for the Orbitz Software, (c) the routine business and administrative expenses incurred by Orbitz in hosting the Orbitz Software, and (d) development costs to provide a direct connection link to the host of the Website. Orbitz will host the Orbitz Software on servers located in Orbitz's primary hosting facility, unless AA approves or agrees to hosting in another location.

          5.2 SERVICE LEVELS. Orbitz will meet or exceed the service levels set forth in Exhibit F related to the Orbitz Software and performance of the Hosting and Support Services (the "Service Level Agreement"). AA will use commercially reasonable efforts to provide Orbitz with at least 24 hours advance notification of any marketing events that are expected to create an unseasonably high spike in the number of booking transactions. Orbitz will satisfy all reasonable requests by AA for information AA requires to properly evaluate the performance of Orbitz under this Agreement, including validating Orbitz's compliance with Exhibit F.

          5.3 SUPPORT. AA will perform all customer service related to, and will be responsible for the fulfillment of, all bookings made through the Website. Orbitz will provide second and third level technical support for the Orbitz Software twenty-four hours per day, seven days per week, in accordance with the second and third level support standards set forth in Exhibit F. At AA's request and expense, Orbitz will provide first level support for the Orbitz Software directly to AA customers for an additional fee. Such support will be provided pursuant to Orbitz's then-current first level support terms and conditions. Support will extend to, and be provided for, any Core Functionality or Updates thereto developed during the Term and the connectivity interface developed pursuant to Section 4.6.

          5.4 UPDATES. Orbitz will make available to AA all Updates to the Orbitz Software in a form which is compatible with the AA-Specific Functionality, and will use commercially reasonable efforts to provide such Updates to AA within 30 days of Orbitz's general release thereof. Such Updates will include third party licensor functionality incorporated into the Orbitz Software, to the extent permitted by Orbitz's agreements with its licensors. Notwithstanding the foregoing, in no event will AA be charged an additional fee for such Updates, unless otherwise agreed by AA. AA will have the right to refuse, or delay implementation of, any Updates if such Updates: (a) involve an additional third party license fee; (b) have been observed to cause performance problems or degradation; or (c) will cause AA to incur additional indirect costs (such as for related user interfaces) in order to implement the Update. If AA elects not to implement an Update pursuant to the preceding sentence, Orbitz will continue to provide support as described in Section 5.3 for the then currently installed version of the Orbitz Software. Orbitz will use commercially reasonable efforts to develop and release any Updates that are reasonably requested by AA to keep the air transportation booking aspects of the Core Functionality competitive with, and comparable to, similar products in the marketplace.

          5.5 OUT-OF-SCOPE SERVICES. Orbitz is not responsible for profile databases, Website presentation or design, ITA pricing services, shared use of other Orbitz partnerships, non-air functionality, customer service (unless otherwise agreed by the parties in writing), fulfillment, or any and all other services not specifically identified in this Agreement. The Orbitz Software does not include the ITA pricing engine and is for air transportation bookings only. In the event that AA obtains a license to the ITA pricing engine from ITA, Orbitz will provide AA with support to implement such functionality into the Orbitz Software. Any such support will be provided as a Change Request pursuant to Section 7, and the fee for such support will be calculated using Orbitz's Labor Rate. AA will negotiate the requisite license directly with ITA for such functionality, or such other future third party licensor, as the case may be.

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6.        FEES AND PAYMENT

          6.1   LICENSE AND DEVELOPMENT FEES.

                (a) Initial Development Services. In consideration for the licenses granted by Orbitz hereunder and the Services related to development of the AA-Specific Functionality and AA-Competitive Functionality as part of the Initial Development Services performed by Orbitz personnel, AA will pay Orbitz a fee (the "License and Development Fee") for such Initial Development Services at the agreed upon rate of [***], whether such Initial Development Services were performed prior to or after the Effective Date.

                (b) Future Development Services. The License and Development Fee for Services related to development of AA-Specific Functionality (other than AA-Competitive Functionality) as part of the Future Development Services performed by Orbitz personnel will be calculated using Orbitz's Labor Rate. The License and Development Fee for Services related to development of AA Competitive Functionality as part of the Future Development Services performed by Orbitz personnel will be calculated using the then current market rates, as determined by the parties based upon rates then being charged by Orbitz or its Subcontractor (as the case may be) for similar services. AA will also reimburse Orbitz the actual costs (without markup) incurred for any third party professional services; provided, however, that Orbitz will notify AA of such third party rates in advance of performance of such services.

          6.2 FIXED HOSTING AND SUPPORT FEES. Following the Launch Date, Orbitz will perform the Hosting and Support Services for an annual Fixed Hosting and Support Fee, as set forth in Exhibit D.

          6.3   FIXED HOSTING AND SUPPORT FEE CHANGES.

                (a) In the event that either (i) the United States Department of Justice or the Department of Transportation initiate formal proceedings against Orbitz that result in the entry of a final, non-appealable judgment, or (ii) Orbitz enters into an agreement or consent decree with either such Department, that prohibits or restricts Orbitz' operation of its online booking site and such prohibition or restriction is reasonably expected to impact Orbitz' ability to host the Orbitz Software as contemplated by this Agreement, then AA will have the option to host, or engage a third party to host, the Orbitz Software without changing the other obligations of Orbitz set forth herein. In such event, the annual Fixed Hosting and Support Fee will be reduced by the cost incurred by AA to host, and establish and maintain the connectivity required to host, the Orbitz Software for each year (or portion thereof) remaining in the Term.

                (b) The parties acknowledge and agree that the pricing offered by Orbitz herein is based on AA's current and projected booking transaction volumes, based on internally generated growth. In the event that AA is a party, directly or indirectly, to [***] (each, an "Acquisition Transaction"), and such Acquisition Transaction is reasonably expected to result in a Booked Volume Increase (as defined in Section 6.3(f)) of more than [***]%, then the annual Fixed Hosting and Support Fee will be increased (the "Fixed Hosting and Support Fee Increase") by an amount equal to (x) the increase in costs incurred by Orbitz due solely to the Booked Volume Increase, plus (y) [***]% of such costs; provided, however, that the Fixed Hosting and Support Fee Increase will not exceed an amount equal to the Booked Volume Increase percentage times the then current annual Fixed Hosting and Support Fee. One-twelfth (1/12) of the Fixed Hosting and Support Fee Increase will be added for each month remaining in the then current

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                 CONFIDENTIAL                           Page 9
year of the Agreement, and for each subsequent year during the Term, to be effective as of the Cut-over Date and payable in accordance with the Fixed Hosting and Support Fee schedule.

                (c)      (Intentionally left blank).

                (d) In the event that AA experiences, directly or indirectly, (i) a merger or divestiture of substantially all of the assets of AA [***], or (ii) divestiture of the majority of the issued and outstanding voting stock of AA (each, a "Divestiture Transaction") that is reasonably expected to result in a Booked Volume Decrease (as defined in Section 6.3(f)) of more than [***]%, then the annual Fixed Hosting and Support Fee will be decreased by an amount (the "Fixed Hosting and Support Fee Decrease") equal to the amount of such Booked Volume Decrease times the then-current Hosting and Support Fee (the "Hosting and Support Fee Decrease"); provided, however, that if Orbitz can establish that the costs incurred by Orbitz solely in connection with the Booked Volume Decrease will decrease by an amount (the "Cost Decrease") less than the Hosting and Support Fee Decrease, then the "Hosting and Support Fee Decrease will equal the Cost Decrease; provided, further, that in any event, the Hosting and Support Fee Decrease will not exceed the value of the Booked Volume Decrease percentage applied to then current Hosting and Support Fee. One-twelfth of the Fixed Hosting and Support Fee Decrease will be subtracted for each month remaining in the then current year of the Agreement and for each subsequent year during the Term, to be effective as of the Cut-over Date.

                (e) In the event that Datalex Software is not used by Orbitz to provide the Initial Development Services or Hosting and Support Services, the annual Fixed Hosting and Support Fee will be reduced by $[***] for each year (or portion thereof) remaining in the Term. In the event that any Datalex Software is used by Orbitz to provide the Initial Development Services or Hosting and Support Services, and the sublicense fee paid by Orbitz to Datalex is less than $[***], then the annual Fixed Hosting and Support Fee will be reduced by the amount of such fee reduction.

                (f) For purposes of this Section 6.3, "Booked Volume Increase" or "Booked Volume Decrease," will be calculated as (i) the difference between AA.com's average monthly Transactions during the first 90 days following the Cut-over Date and AA.com's average monthly Transactions during the 90 days immediately preceding the Cut-over Date, divided by (ii) AA.com's average monthly Transactions during the 90 days immediately preceding the Cut-over Date.

                (g) In the event that Orbitz, as the result of any cause other than superseding law or regulation, or court or government agency order, discontinues hosting, maintenance and/or support of the Orbitz Software, (i) the Fixed Hosting and Support Fee will thereafter be reduced by the greater of (A) the amounts shown on the following table, or (B) an amount equal to the cost incurred by AA to secure comparable replacement services, and (ii) Orbitz will refund to AA a prorated portion of the then-current quarter's Fixed Hosting and Support Fee, with such proration equal to one-twelfth of the reduced amount described in the foregoing clause, multiplied by the number of months remaining in the then-current contract quarter:

                                                         Percentage Reduction
                                                         in Fixed Hosting and
                      Discontinued Service                   Support Fee
                    ---------------------------     -----------------------------
                    Hosting                                 [***]

                    Maintenance                             [***]

                    Support                                 [***]

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                 CONFIDENTIAL                          Page 10

          6.4 REIMBURSABLE EXPENSES. AA will reimburse Orbitz at cost for the reasonable, pre-approved travel and lodging and related out-of-pocket expenses that Orbitz or its Subcontractors may incur in performing the Services (the "Reimbursable Expenses"). Orbitz or its Subcontractors will use travel authorization certificates (TACs) for air transportation whenever possible. Orbitz will furnish AA with appropriate receipts for all Reimbursable Expenses.

          6.5 PAYMENT TERMS. The annual Fixed Hosting and Support Fee will be invoiced in four equal installments at the beginning of each calendar quarter following the Launch Date. At Orbitz's option, the first installment payment (the "Initial Installment") may be invoiced in advance of the Launch Date on the date when the production environment is fully prepared for testing by AA, but no earlier than November 15, 2001; provided, however, that in such event all subsequent installments will be invoiced and payable as set forth above starting with the beginning of the second calendar quarter following the Launch Date. License and Development Fees and Reimbursable Expenses will be invoiced monthly. AA will pay all undisputed invoices within 30 days of receipt of a correct invoice. In the event that AA asserts in good faith that any item or items on an invoice are not correct, then AA will within 30 days of receipt of such invoice
(i) deliver written notice to Orbitz explaining in detail why AA believes that an item or items are not correct and (ii) pay to Orbitz all amounts on the invoice that are not the subject of a good faith dispute by AA.

          6.6   TAXES.

                (a) The License and Development Fees, Fixed Hosting and Support Fees, and Reimbursable Expenses are exclusive of all sales, services or other taxes that Orbitz may be legally obligated to charge AA for performing the Services, and AA will promptly pay, or reimburse Orbitz for the payment of, any and all such taxes that may be due or payable. Orbitz will honor any tax-exempt certificates provided by AA.

                (b) AA will not be liable for the payment or reimbursement to Orbitz of any franchise taxes or fees, or any taxes measured by or against Orbitz's income or property. AA will not withhold taxes or Social Security payments from any sum paid to Orbitz under this Agreement. Orbitz acknowledges and agrees that Orbitz is solely responsible for the payment of its federal, state and local employment taxes. Orbitz agrees to indemnify AA for all tax liability described in this Section 6.6(b), including interest and penalties, if any.

          6.7 MOST FAVORED CUSTOMER. During the Term, the financial terms of this Agreement will be at least as favorable or more favorable than the financial terms of any other current or prospective Orbitz customer that engages Orbitz for a project that is substantially similar to the engagement contemplated herein. The determination of what is and is not "substantially similar" will be based on relevant factors such as scope of project, volume of transactions, amount of integration and custom development work required, and pricing model. Any change in financial terms pursuant to this clause will only be applied on a prospective basis, effective as of the effective date of such other customer's agreement with Orbitz, whether such agreement is effective before or after the Effective Date.

          6.8 REPORTING; AUDIT. Orbitz will create and maintain accurate records with respect to its performance under this Agreement, including without limitation the number and substance of all Transactions and the calculation of the Monthly System Availability. Orbitz will maintain such records during the Term and for one year following any expiration or termination of this Agreement. Within five days following the end of each applicable month, Orbitz provide AA with written reports of such information, which reports will be in such detail as may be reasonably requested by AA from time to time, including without limitation detail as to the number and substance of all Transactions (with a breakdown of new PNRs and modified PNRs) and Monthly System Availability. AA will have the right, upon not less than five days prior notice, to conduct an audit of the Transaction information included in such monthly

                 CONFIDENTIAL                          Page 11
reports. If such an audit reveals that any of Orbitz's reports submitted overstated amounts owed by AA, then Orbitz shall pay to AA, within 30 days following the conclusion of such audit, the amount of any such overpayments.

7.        CHANGE REQUESTS

          7.1 CHANGE REQUEST. If either party wants to request a modification, addition or replacement of the Orbitz Software (including, but not limited to, the Core Functionality and the AA-Specific Functionality) or the Hosting and Support Services, that party's Relationship Manager will submit a completed Change Request to the Relationship Manager of the other party. The Change Request will adequately describe (a) the requested modification, (b) the estimated resources required to implement the modification, (c) its impact on the Schedule, (d) its impact, if any, resulting in an increase or decrease to the License and Development Fees and/or the Fixed Hosting and Support Fees and
(e) its impact on the maintenance requirements of the Orbitz Software.

          7.2 CHANGE ACCEPTANCE. Upon receipt of a completed Change Request, the recipient Relationship Manager will either (a) expressly accept the proposed modification without qualification within 5 days after its receipt or (b) defer the request for discussion of the next scheduled or emergency status meeting. The Relationship Managers will use reasonable commercial efforts to resolve any deferred proposed modification expeditiously. No proposed Change Request will be effective unless expressly accepted by the primary or alternate Relationship Managers of both parties. If so accepted, the Change Request will be executed by the Relationship Managers of both parties and will then constitute a formal amendment of this Agreement.

8.        CONFIDENTIALITY

          The following provisions shall supplement the terms of that certain Non-Disclosure Agreement that was attached as Exhibit C to the Letter of Intent between AA and Orbitz executed in April 2001 (the "NDA"), a copy of which is attached as Exhibit G to this Agreement and incorporated by reference herein. The NDA shall continue to be in full force and effect during the term of this
Agreement:

          8.1 PROTECTION OF CONFIDENTIAL INFORMATION. Each party agrees to maintain strict confidentiality regarding the subject matter of this Agreement, in accordance with the NDA. Each party will take such measures that are necessary to protect against the disclosure or use of the Confidential Information of the other party as it takes to protect its own proprietary or confidential information (but in any case no less than reasonable measures). Each party agrees that the other party will have no adequate remedy at law if there is a breach or threatened breach of this Section 8 or the NDA and, accordingly, that either party will be entitled (in addition to any legal or equitable remedies available to such party) to injunctive or other equitable relief to prevent or remedy such breach.

          8.2 RESTRICTIONS ON DISCLOSURE AND USE. Notwithstanding anything contained in the NDA, Orbitz will not disclose any Confidential Information provided to it by AA, including the terms and conditions of this Agreement and any advanced fare information provided under Section 5.2 of this Agreement or otherwise, to any equity owners or principals of Orbitz that are employed by a Competitor of AA except to the extent required by the laws of the State of Delaware and/or the Orbitz LLC Agreement dated May 9, 2000 (formerly the "DUNC LLC Agreement"). In the event such disclosure is required pursuant to the laws of the State of Delaware, Orbitz will provide advance notice to the Vice President of Customer Technology at AA and provide AA sufficient time to contest the need for such disclosure prior to making such disclosure. In the event disclosure is required pursuant to the Orbitz LLC Agreement, Orbitz will provide advance notice to, and obtain written approval of such disclosure from, the Vice President of Customer Technology at AA, which approval will not be unreasonably withheld.

                 CONFIDENTIAL                          Page 12

9.        PROPRIETARY RIGHTS

          9.1   OWNERSHIP.

                (a) As between AA and Orbitz, and to the extent of Orbitz's prior ownership rights, AA acknowledges that Orbitz will own all patents (including any business process patents), rights to file for patents, inventions, copyrights, trademarks, trade secrets and all other right, title and interest (including any renewals or extensions) in or to the Orbitz Software, including the AA-Specific Functionality (but excluding the AA-Competitive Functionality) developed by Orbitz or its employees or Subcontractors during the performance of this Agreement and any derivative works thereof created by Orbitz. AA hereby assigns and agrees to assign, and will cause its Subcontractors to assign, to Orbitz all rights that AA may have or acquire in or to such works for no additional consideration. No other person will acquire or retain any rights in or to such works, unless Orbitz otherwise agrees on a case-by-case basis. At Orbitz's request and expense, AA will cause the execution of the instruments that may be appropriate to give full legal effect to this Section for no additional consideration. Orbitz will not subcontract with a third party developer granting any ownership rights to any AA-Specific Functionality that would in any way impair AA's ability to have and enjoy full use of the licenses and rights granted to AA under this Agreement.

                (b) Orbitz acknowledges and agrees that it will develop the AA-Competitive Functionality for AA as a "work-made-for-hire" and that AA will own the copyright in or to the AA-Competitive Functionality, upon payment to Orbitz of the applicable License and Development Fees for such AA-Competitive Functionality. As between Orbitz and AA, Orbitz acknowledges that AA will own all trademarks, trade secrets and all other right, title and interest (including any renewals or extensions), excluding patent rights, in or to the AA-Competitive Functionality and any derivative works thereof created by Orbitz. Orbitz hereby assigns and agrees to assign, and will cause its Subcontractors to assign, to AA for no additional consideration all rights that Orbitz may have or acquires in or to such works. No other person will acquire or retain any rights in or to such works, unless AA otherwise agrees on a case-by-case basis. At AA's request and expense and for no additional consideration, Orbitz will cause the execution of the instruments that may be appropriate to give full legal effect to this Section for no additional consideration. Each party agrees that it will not file a patent application with respect to the AA-Competitive Functionality or any derivative works thereof without the written consent of the other party.

          9.2   LICENSE TO AA.

                (a) Upon AA's Acceptance of any Orbitz Software, Orbitz grants AA the limited, paid-up, non-exclusive, non-transferable, royalty-free, worldwide right, effective during the Term, to access and use (and permit its customers to access and use) such Orbitz Software (other than the AA-Competitive Functionality, which will be owned by AA in accordance with Section 9.1 of this Agreement) on the terms and conditions set forth in this Agreement. AA acknowledges and agrees that any access and use by its customers will be subject to the terms and conditions posted to the Website, which will include protections for Orbitz at least as protective as the terms and conditions that AA posts on the Website to protect its own rights, limit its liability, and disclaim forms of damages. AA will not display or use the Orbitz Software as part of any third party site or service.

                (b) Upon AA's Acceptance of the AA-Specific Functionality (other than AA-Competitive Functionality, which will be owned by AA in accordance with Section 9.1 of this Agreement), Orbitz grants AA the perpetual, royalty-free, worldwide right to access and use such AA-Specific Functionality, in both source and object code forms, for AA's ordinary and customary business purposes; provided, however, that AA will not have the right to market or distribute the AA-Specific Functionality to any third party.

                (c) During the Term of this Agreement, AA may access and use (and allow its customers to use) the Orbitz Software licensed hereunder to search, view, reserve and/or purchase travel-related products and services offered by AA, its Affiliates, Airline Partners and other air transportation companies in accordance with the terms and conditions set forth in this Agreement.

                 CONFIDENTIAL                          Page 13

                (d) Agents of AA who are under contract with AA to provide outsourcing services, including, but not limited to, providing application development services, data processing or other transactional services for the benefit of AA and/or its Affiliates and Airline Partners, are authorized to access and use the Orbitz Software in accordance with the terms and conditions set forth in this Agreement.

                (e) At the expiration or termination of this Agreement, AA will have the option to purchase from Orbitz, and Orbitz agrees to grant to AA, a perpetual, non-exclusive license to the compiled and object code for the Orbitz Software (including the related Documentation) for [***].

          9.3 LICENSE TO ORBITZ. Effective during the Term, AA hereby grants Orbitz the non-exclusive, non-transferable, royalty-free, world-wide right to
(a) use the AA Information solely to perform its obligations under this Agreement; (b) use aggregated customer data derived from the Website bookings for internal site management purposes, provided that Orbitz will not use or disclose such customer data for customer tracking or any other purposes whatsoever; and (c) use, host and display the AA-Competitive Functionality only to provide the Hosting and Support Services to AA and to modify and adapt the AA-Competitive Functionality for AA in accordance with this Agreement, either directly or through Subcontractors.

10.       ESCROW

          10.1 ESCROWED MATERIALS. No later than 60 days after the Effective Date, and within 30 days after release of each Update, Orbitz will deliver to Fort Knox Escrow Services, as escrow agent, the following: (a) a copy of the current, fully commented version of the source code of the latest release of the Orbitz Software that Orbitz owns, (b) the available Documentation related thereto, and (c) reproducible binary masters of the latest release of the Orbitz Software (collectively, "Escrowed Material"). A copy of the Escrow Agreement between Orbitz and Fort Knox Escrow Services related to the Escrowed Materials will be attached hereto as Exhibit H upon execution.

          10.2 MAINTENANCE. Orbitz will replace the source code of the Orbitz Software in the event of a media defect. The nature and completeness of the Escrowed Materials will be subject to verification by a representative of AA only at the facilities of the escrow agent in the presence of a representative of Orbitz. AA may not make any copies, in whole or in part, of the Escrowed Material, and all such material will be considered to be Confidential Information regardless of whether they have been marked "confidential". All expenses associated with establishing and maintaining the Escrowed Materials will be shared equally between AA and Orbitz.

          10.3 RELEASE CONDITION. If Orbitz (a) generally discontinues hosting, maintenance and/or support of the Orbitz Software, (b) is in material, uncured breach of its maintenance and support obligations to the extent that it is in breach of its support standard commitments for Severity 1 or Severity 2, including those defined as a "Material Service Level Failure" in Exhibit F, or
(c) is insolvent, files a petition in bankruptcy or has such a petition filed against it (and fails to lift any stay imposed thereby within 60 days after such stay becomes effective), has a receiver appointed with respect to all or substantially all of its assets, makes an assignment for the benefit of creditors, or ceases to do business in the ordinary course, then AA may demand the release of the Escrowed Material by simultaneously sending the escrow agent, with a copy to Orbitz, a written demand for the Escrowed Material by overnight courier. Orbitz will cause the escrow agent to release the Escrowed Material to AA within five business days after Orbitz's receipt of the demand notice unless Orbitz has notified the escrow agent and AA that it disputes that a release condition has occurred within such five-day period. If Orbitz has not provided AA with material information within ten days of Orbitz's notification to the escrow agent which establishes that none of the release conditions set forth above have occurred, Orbitz's dispute will be deemed withdrawn and the escrow agent will release the Escrowed Material to AA.

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                 CONFIDENTIAL                          Page 14
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          10.4  RIGHTS. In the event the Escrowed Material is released to AA,
Orbitz grants to AA a fully paid up license to use and modify the Escrowed Material solely to maintain and support the Orbitz Software in accordance with the terms of this Agreement and for no other purpose. AA will maintain the Escrowed Material on a secure system with access limited to only those persons necessary to maintain and support the Orbitz Software. AA may make only such copies of the Escrowed Material as are reasonably required for archival and disaster recovery purposes, and AA will keep any such copies under lock and key.

          10.5 THIRD PARTY SOFTWARE. If the Orbitz Software includes the Datalex Software or if Orbitz uses the Datalex Software to provide Hosting and Support Services, within 60 days following the time that Orbitz decides to use Datalex Software, Orbitz will use its best efforts to obtain a written agreement with Datalex, a copy of which will be provided to AA, which provides that (a) in the event AA receives the Orbitz-owned code as pursuant to this Agreement, the license to the Datalex Software (including any code developed by Datalex to support the Website) granted to Orbitz for hosting the Orbitz Software may be assigned to AA, and (b) AA is a named third-party beneficiary of Orbitz's agreement with Datalex. In such event, any license fees payable by AA to Datalex for continued use of the Datalex Software, if any, will not exceed the rates charged by Datalex to Orbitz to provide the Hosting and Support Services hereunder. In the event Orbitz does not obtain such a written agreement, then in the event that AA enters into a direct licensing agreement with Datalex for the continued use of the Datalex Software, if the license fees payable by AA to Datalex for such use exceed the rates charged by Datalex to Orbitz to provide the Hosting and Support Services hereunder, any amounts due by AA to Orbitz hereunder shall be reduced by an amount equal to the difference between the rates charged by Datalex to Orbitz to provide the Hosting and Support Services hereunder and the licensing fees due from AA to Datalex. Alternatively, in the event Orbitz does not obtain such a written agreement, Orbitz shall have the option of removing the Datalex Software provided that such removal does not reduce the functionality of the then-current Orbitz Software or reduce AA's ability to host and support the Orbitz Software.

11.       WARRANTIES AND DISCLAIMERS

          11.1 GENERAL WARRANTY. Each party represents and warrants that (a) it has the full corporate authority to execute this Agreement and perform its obligations hereunder and (b) execution or performance of this Agreement will not violate or be considered a breach of any obligation of such party to any third party. Each party agrees that with respect to any breach of the above stated warranty, the non-breaching party's sole and exclusive remedy and the breaching party's sole and exclusive liability will be the indemnity obligations set forth in Section 12 below.

          11.2  SPECIFIC WARRANTIES.

                (a) Orbitz represents and warrants that it has, and will continue to have during the Term, the right to license all Orbitz Software and sublicense the Datalex Software (if such is used to provide Hosting and Support Services) in accordance with this Agreement.

                (b) Orbitz represents and warrants that it will perform the Services in a good and workmanlike manner and, when applicable, in accordance with the Service Level Agreement. In case of breach of warranty, Orbitz will, as its sole and exclusive liability and as AA's sole and exclusive remedy, (i) correct or re-perform the defective Services or, at Orbitz's discretion, (ii) refund the fees actually paid to Orbitz for the defective Services. In the event Orbitz provides the Hosting and Support Services in breach of the above stated warranty, AA's sole and exclusive remedy and Orbitz's sole and exclusive liability will be the service level credits or termination as set forth in the Service Level Agreement.

          11.3 LIMITATION. The warranties and remedies specified in this Section will not apply to the extent the Deliverables or Services are defective due to extrinsic causes beyond Orbitz's reasonable control, such as (a) natural disasters, including without limitation fire, smoke, water, earthquakes or lightning, (b) electrical power fluctuations or failures, (c) neglect or misuse by AA, (d) a correction or modification of a Deliverable or Service not authorized by Orbitz, or (e) the combination of a Deliverable or Service in any manner not authorized by Orbitz.

                 CONFIDENTIAL                          Page 15

          11.4 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE SERVICES, THE DELIVERABLES, THE ORBITZ SOFTWARE OR ANY COMPONENT THEREOF, INCLUDING WITHOUT LIMITATION THE CORE FUNCTIONALITY AND THE AA-SPECIFIC FUNCTIONALITY, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY ORBITZ, ITS AGENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OR CONDITION OF SATISFACTORY QUALITY, ACCURACY, UNINTERRUPTED USE, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR NON-INFRINGEMENT AND ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

12.       INDEMNITY

          12.1  GENERAL THIRD-PARTY INDEMNITY.

                (a) Orbitz will indemnify, defend and hold harmless AA, as well as AA's Affiliates and licensees, and each of their officers, shareholders, directors, employees and agents (collectively, the "AA Indemnified Parties") from and against any and all Claims, including any related Losses that AA is required to pay any third party in any way relating to, arising out of or resulting from: (i) any gross negligence or willful misconduct of any employee or subcontractor of Orbitz; (ii) breach of any warranty of Orbitz contained in
Section 11.1 of this Agreement; (iii) any actual or alleged infringement of any patent (other than with respect to AA-Competitive Functionality), copyright, trademark, trade name, trade secret or other proprietary or intellectual property right by any software or service provided pursuant to this Agreement; or (iv) Orbitz's failure to comply with any and all applicable laws, rules and regulations.

                (b) AA will indemnify and hold harmless Orbitz, as well as Orbitz's subsidiaries, licensees and Affiliates, and each of their officers, shareholders, directors, employees and agents (collectively, the "Orbitz Indemnified Parties") from and against any and all Losses in any way relating to, arising out of or resulting from: (i) any gross negligence or willful misconduct of any employee or subcontractor of AA; (ii) breach of any warranty of AA contained in Section 11.1 of this Agreement; (iii) any actual or alleged infringement of any copyright, trademark, trade name, trade secret or other proprietary or intellectual property or privacy right by the AA Information; or
(iv) AA's failure to comply with any and all applicable laws, rules and regulations related to the Website.

          12.2  INDEMNIFICATION PROCEDURES.

                (a) Promptly after any party entitled to indemnification under this Section 12 ("Indemnitee") obtains knowledge of the potential existence or commencement of a Claim, in respect of which Indemnitee is or may be entitled to indemnification under this Agreement, such Indemnitee will promptly notify the other party ("Indemnitor") of such Claim in writing; provided, however, that any failure to give such notice will not waive any rights of Indemnitee except to the extent that the rights of Indemnitor are actually prejudiced thereby. Indemnitor will assume the defense and settlement of such Claim with counsel reasonably satisfactory to Indemnitee at Indemnitor's sole risk and expense; provided, however, that Indemnitee (i) will be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense; (ii) will reasonably cooperate with Indemnitor in the defense and any settlement of such Claim; and (iii) will have the right to pay or settle such Claim at any time in which event Indemnitee will be deemed to have waived any right to indemnification therefor by Indemnitor. Indemnitor may settle any Claim without Indemnitee's written consent unless such settlement (A) does not include a release of all covered claims pending against Indemnitee; (B) contains an admission of liability or wrongdoing by Indemnitee; or (C) imposes any obligations upon Indemnitee other than an obligation to stop using any infringing items.

                (b) If Indemnitor fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, Indemnitee, without waiving its right to indemnification, may assume the defense and settlement of such Claim; provided, however, that Indemnitor (i) may join in the defense and settlement of such Claim and employ counsel at its own expense and (ii) will cooperate with Indemnitee in the defense and settlement of such

                 CONFIDENTIAL                          Page 16

Claim. Indemnitee may settle such Claim without Indemnitor's written consent unless such settlement (A) does not include a release of all covered Claims pending against Indemnitor; (B) contains an admission of liability or wrongdoing by Indemnitor; or (C) imposes any obligations upon Indemnitor other than an obligation to stop using any infringing items. Indemnitor will be liable to Indemnitee for all costs and expenses incurred in connection with the defense and settlement of any Claim pursuant to this Section 12.2(b).

                (c)      Upon a determination of liability in respect of this
Section 12, Indemnitor will pay Indemnitee the amount so determined within 10 business days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, Indemnitor will nevertheless pay when due such portion, if any, of the obligation as will not be subject to dispute. Upon the payment in full of any claim, either by setoff or otherwise, the party or entity making payment will be subrogated to the rights of Indemnitee against any person, firm, corporation or other entity with respect to the subject matter of such claim.

          12.3  INTELLECTUAL PROPERTY REMEDIES. In the event of a Claim under
Section 12.1(a)(iii) above, and in addition to all other obligations of Orbitz in this Section 12, Orbitz will either (a) provide AA with reasonable assurances acceptable to AA that AA will continue to have the right to use the affected products or services or (b) Orbitz will, at its expense, either (i) procure for AA the right to continue use of such infringing products or services, or any component thereof; or (ii) replace or modify the same with non-infringing products or services satisfactory to AA, provided that Orbitz will provide AA with a comparable temporary replacement product or reimburse AA for the reasonable costs incurred by AA in obtaining an alternative product in the event AA cannot use the affected product. If Orbitz cannot accomplish any of the foregoing within a reasonable time and at commercially reasonable rates, then Orbitz will accept the return of the infringing component of the products or services, along with any other components of any products rendered unusable by AA as a result of the infringing component, and refund the price paid to Orbitz for such components.

13.       NO CONSEQUENTIAL DAMAGES

          EXCEPT WITH REGARD TO DAMAGES ARISING OUT OF ANY BREACH OF SECTION 8 OR FOR PERSONAL INJURY, AND THE INDEMNIFICATION OBLIGATIONS CONTAINED IN SECTION 12, WITH RESPECT TO EACH OF WHICH LIABILITY WILL NOT BE LIMITED PURSUANT TO THIS
SECTION 13, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. EXCEPT FOR EITHER PARTY'S INDEMNIFICATION OBLIGATIONS EXPRESSLY SET FORTH HEREIN, CLAIMS UNDER SECTION 8 HEREOF OR AA'S PAYMENT OBLIGATIONS, IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH EITHER PARTY MAY INCUR TO THE OTHER PARTY IN ANY ACTION OR PROCEEDING EXCEED THE GREATER OF (X) THE TOTAL FEES PAYABLE BY AA TO ORBITZ DURING THE 12 MONTH PERIOD PRECEDING THE EVENT THAT RESULTED IN SUCH LIABILITY, OR (Y) [***].

14.       INSURANCE

          Orbitz will be solely responsible for obtaining and maintaining appropriate insurance coverage for its activities under this Agreement, including, but not limited to, comprehensive general liability (bodily injury and property damage) insurance and professional liability insurance and requiring its subcontractors to have similar insurance coverage. At AA's request, Orbitz will provide AA with copies of the certificates of insurance.

15.       DISPUTE RESOLUTION

          Unless otherwise agreed by the parties, any claim, controversy or other dispute between the parties relating to this Agreement will, before the filing of any legal action, be submitted to two senior executives representing AA and Orbitz, respectively. These executives will promptly meet to explore all possible ways of resolving the dispute amicably. Any resolution upon which these executives may agree

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                 CONFIDENTIAL                          Page 17
in writing will be final and binding on the parties. If the executives do not resolve the dispute within 30 days after the initial request for an executive meeting, the parties may pursue other legal remedies.

16.       TERM AND TERMINATION

          16.1 TERM. This Agreement be in effect as of the Effective Date and will have an initial term of three years following the Launch Date (the "Initial Term"). AA may renew this Agreement for up to two (2) successive one-year renewal terms (each, a "Renewal Term") (the Initial Term and any Renewal Terms are collectively referred to herein as the "Term"), unless it notifies Orbitz of its intention not to renew this Agreement at least 60 days prior to the expiration of the then-current term.

          16.2 TERMINATION FOR CONVENIENCE. AA may terminate this Agreement at any time upon 60 days notice to Orbitz. If AA terminates this Agreement prior to the Launch Date, AA will pay Orbitz for services performed and materials delivered as of the effective termination as well as any pre-approved, out of pocket expenses incurred by Orbitz, including, without limitation, pre-approved expenses related to development services, connectivity services, co-location leases and travel-related expenses. If AA terminates under this provision and Orbitz is unable to re-deploy staff that had been hired to support Orbitz obligations under this Agreement, then AA will additionally pay termination fees equal to two (2) months salary for each such employee. If AA terminates pursuant to this subsection after the Launch Date and during the Initial Term, AA will pay Orbitz for services performed and materials delivered prior to the effective date of termination, plus [***]% of the Fixed Hosting and Support Fees associated with the remainder of the Initial Term. If AA terminates pursuant to this subsection during any Renewal Term, AA will only be liable to pay Orbitz for services performed and materials delivered as of the effective termination date.

          16.3  TERMINATION FOR CAUSE.

                (a) Subject to the provisions of Section 4.4 hereof, either party may terminate this Agreement for cause in the event that the other party fails to cure a material breach of this Agreement within 30 days after receiving written notice of such breach from the non-breaching party. AA may also terminate this Agreement for cause in the event that Orbitz is acquired and/or ownership changes such that an AA Competitor acquires a controlling interest in Orbitz. For purposes of this provision, "control" means the power to direct or cause the direction of the management and policies of Orbitz, whether through the ownership of voting securities, by contract or otherwise. In the event that AA terminates this Agreement for cause, AA will only be liable to pay Orbitz for services performed as of the effective termination date.

                (b) AA may terminate this Agreement in accordance with the provisions of Section 5 of Exhibit F.

          16.4 EFFECT OF TERMINATION. If this Agreement terminates or expires for any reason:

                (a) AA will promptly pay Orbitz any undisputed amounts, provided that AA may offset any amounts due AA pursuant to Sections 6.3(g)(ii), 16.4(b) or 16.4(c).

                (b) In the event of any early termination of this Agreement by AA prior to the Launch Date, Orbitz will refund to AA, within 60 days following such termination, any Initial Installment paid by AA pursuant to
Section 6.5 of this Agreement.

                (c) In the event of any early termination of this Agreement by AA after the Launch Date pursuant to Section 16.3 of this Agreement, Orbitz will refund to AA a prorated portion of the Fixed

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                 CONFIDENTIAL                          Page 18
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Hosting and Support Fees for the then-current quarter, according to the number of months remaining in the then-current contract quarter as of the effective date of such termination.

                (d) Except as provided in Sections 9.2(b) and 9.2(e) of this Agreement, all rights AA may have in or to the Orbitz Software, including without limitation the Core Functionality and the AA-Specific Functionality (but excluding the AA-Competitive Functionality, which will be owned by AA in accordance with Section 9.1 of this Agreement), will immediately cease.

                (e) The provisions of Sections 4.9, 6.6, 6.8, 8, 9.1, 12, 13, 15, 16.4, 17, 18, and 19, and any payment obligations pending as of the date of expiration or termination, will survive the expiration or termination of this Agreement for any reason. Further, in the event AA elects to purchase a perpetual license to the Orbitz Software in accordance with Section 9.2(e), then the provisions of Sections 9.2(b) through (e), 10.3, and 10.4 will also survive the expiration or termination of this Agreement for any reason.

17.       NO PUBLICITY

          Neither party will issue a press release, advertisement or public statement concerning the existence of this Agreement, its contents or the transactions contemplated by it without the express written consent of the other for each such event.

18.       LEGAL STATUS

          Nothing in this Agreement is intended or will be construed to create or establish any agency, partnership or joint venture relationship between the parties. The parties expressly disclaim such relationship, agree that they are acting solely as independent contractors hereunder and agree that the parties have no fiduciary duty to one another or any other special or implied duties that are not expressly stated herein. Orbitz has no authority to act as agent for, or to incur any obligations on behalf or in the name of, AA or its Affiliates. Orbitz is solely and exclusively responsible for the salaries, wages, benefits, fees or other compensation that Orbitz, its Subcontractors or its or their agents or employees may be entitled to receive.

19.       MISCELLANEOUS

          19.1 NOTICES. Any notice, approval or other communication required or permitted under this Agreement will be given in writing. Such communications will be sent to the address specified below or to any other address that may be designated by prior notice.

          If to AA:
                American Airlines, Inc.
                4333 Amon Carter Blvd., MD 1627
                Fort Worth, Texas  76155
                Attn:  Vice-President, Customer Technology
                Telephone:  817-967-2217
                Fax:  817-963-2726

          With copy to:
                American Airlines, Inc.
                4333 Amon Carter Blvd., MD 5223
                Fort Worth, Texas  76155
                Attn:  Managing Director, Purchasing
                Telephone:  817-963-2690
                Fax:  817-961-6947

                 CONFIDENTIAL                          Page 19

          If to Orbitz:
                Orbitz LLC
                200 South Wacker Drive
                Suite 1900
                Chicago, Illinois 60606
                Attn:  Ellen Lee
                Telephone:  312-894-5000
                Fax:  312-894-5001

          19.2 WAIVER, AMENDMENT AND MODIFICATION. Any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed by both parties. No waiver of breach of any provision of this Agreement by either party will constitute a waiver of any subsequent breach of the same or any other provision, and no waiver will be effective unless made in writing and signed by an officer of the other party.

          19.3 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement.

          19.4 ASSIGNMENT. Except as set forth in this Agreement, neither party may assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without the other party's prior approval, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement or any of its rights or obligations, upon notice to the other party, (a) to an Affiliate or (b) to an unrelated company pursuant to a sale, merger or other consolidation of such party or any of its operating divisions or offices.

          19.5 FORCE MAJEURE. Except to the extent the Services or Orbitz Software are designed to accommodate such failures or delays, neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, transportation stoppages or slowdowns or the inability to procure parts or materials. If any of these causes continue to prevent or delay performance for more than five days, the non-delaying party may terminate this Agreement for cause, effective immediately upon notice to the delaying party.

          19.6 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the state of Delaware, exclusive of conflict of laws provisions.

          19.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

          19.8 NON SOLICITATION. During the Term and for a period of one year thereafter, neither party, either directly or through others, will solicit for employment any personnel employed by the other with whom that party had contact during the Term.

          19.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and its Exhibits, and the Non-Disclosure Agreement set forth as Exhibit H constitute the complete and entire statement of all terms, conditions and representations of the agreement between AA and Orbitz with respect to the subject matter of this Agreement, and supercede and replace all prior understandings between the parties, whether oral or in writing.

                 CONFIDENTIAL                          Page 20

          19.10 EXHIBITS. The following Exhibits, including all subparts thereof, are attached to this Agreement and are made a part of this Agreement for all purposes:

          Exhibit A:     Change Requests
          Exhibit B:     Core Functionality
          Exhibit C:     Schedule
          Exhibit D:     Fixed Hosting and Support Fees
          Exhibit E:     Relationship Managers
          Exhibit F:     Service Level Agreement
          Exhibit G:     Non-Disclosure Agreement
          Exhibit H:     Escrow Agreement

          IN WITNESS WHEREOF, AA and Orbitz have caused this Agreement to be executed by their duly authorized representatives identified below.

AMERICAN AIRLINES, INC.                      ORBITZ LLC

By: /s/John Samuel                           By: /s/ Alex D. Zoghlin
    ---------------------------                  -----------------------------

Name: John Samuel                            Name: Alex D. Zoghlin
      ------------------------                     ---------------------------

Title: V.P. Customer Technology              Title: CTO
       --------------------------                   --------------------------

Date: September 7, 2001                      Date: 9/10/01
      -------------------------                    ---------------------------

                 CONFIDENTIAL                          Page 21

                                    EXHIBIT A
                                 CHANGE REQUEST

Scope Change Request

1    Title:

2    Requested By:

3    Status:  Unapproved, Approved, Rejected, or Implemented.

4    Business Need Detail:

5    Impact on Project:

6    Impact on Schedule:

7    Deliverables Impacted:

8    Classification of Change: (Core, AA Specific, or AA Competitive)

An electronic substitute for this form is available and has been employed by the American Airlines PMO and the Orbitz PMO. Approvals and communication may occur electronically.


8    Approvals:


AMERICAN AIRLINES, INC.                    ORBITZ LLC


By:                                        By:
    -------------------------------            ---------------------------------

Name:                                      Name:
      -----------------------------              -------------------------------

Title: Relationship Manager                Title: Relationship Manager

Date:                                      Date:
      -----------------------------              -------------------------------

                                  Exhibit A-i

                                  EXHIBIT B
                              CORE FUNCTIONALITY

                                    [***]




















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                                  Exibit B-i

                                    EXHIBIT C
                                    SCHEDULE

Task                                          Responsibility           Date
----                                          --------------           ----
Mutual Agreement on Final Java Docs
Specifications of the Orbitz Software           AA & Orbitz         July 27, 2001

Delivery Date of Booking Engine                   Orbitz           August 17, 2001

                                   Exibit C-i

                                     EXHIBIT D
                          FIXED HOSTING AND SUPPORT FEES

                                       [***]





















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                                    Exhibit D-i

                                    EXHIBIT E
                              RELATIONSHIP MANAGERS

Ellen Lee, VP New Ventures, will be the Relationship Manager for Orbitz. Brian Wesselman, Project Manager, will be an alternate Relationship Manager for Orbitz.

Scott Hyden, Managing Director, Product Management, will be the Relationship Manager for AA.

                                  Exhibit E - i

                                  EXHIBIT F

                           SERVICE LEVEL AGREEMENT

                                    [***]




















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                                    Exhibit F-i

                                    EXHIBIT G

                             NONDISCLOSURE AGREEMENT

1. CONFIDENTIAL INFORMATION. "Confidential Information" is defined as any information of either party hereto (the "Disclosing Party"), disclosed in writing or verbally to, or observed by the other party (the "Receiving Party") in connection with or as a result of discussions between AA and Orbitz, and which is at the time of disclosure is either (a) marked as being "Confidential" or "Proprietary", (b) otherwise reasonably identifiable as the confidential information of the Disclosing Party, or (c) under the circumstances of disclosure should reasonably be considered as confidential information of the Disclosing Party. AA's Confidential Information may include, but is not limited to its product requirements, business plans and forecasts, customer data, and similar information of itself, its affiliates and their customers. Orbitz's Confidential Information may include, but is not limited to its product plans, specifications, and pricing.

2. RESTRICTIONS ON DISCLOSURE AND USE. Unless expressly authorized in writing by the Disclosing Party, the Receiving Party agrees to retain the Confidential Information in confidence and shall not copy or disclose the Confidential Information to, or use the Confidential Information for, the benefit of any third party, except as follows. Confidential Information may be disclosed on a need to know basis to the Receiving Party's employees, affiliates, and independent contractors who are parties to a written agreement with the Receiving Party which prohibits the disclosure of Confidential Information, and limits its use to the benefit of the Receiving Party and its affiliates.

3. EXCLUSIONS. Notwithstanding any other provisions of this Agreement, each party acknowledges that Confidential Information shall not include any information which:

   (a) Is or becomes publicly known through no wrongful act of the Receiving Party;

   (b) Is at the time of disclosure, already known to the Receiving Party without restriction on use or disclosure and was not obtained from the Disclosing Party or its contractors; or

   (c) Is independently developed by the Receiving Party without breach of this Agreement.

4. RELIEF FROM OBLIGATIONS. Either party will be relieved of its confidentiality obligations hereunder if and to the extent that Confidential Information:

   (a) Is disclosed pursuant to the lawful requirement of a governmental agency, or disclosure is required by operation of law, provided that the party making the disclosure has given timely notice to the Disclosing Party and the Disclosing Party has been permitted at its expense to interpose objections, defenses or obtain a protective order limiting disclosure and use of the information; or

   (b) Is explicitly approved for release by written authorization of the Disclosing Party.

5. OWNERSHIP OF CONFIDENTIAL INFORMATION. No license, express or implied, in the Confidential Information is granted to either party other than to use the information in the manner and to the extent authorized by this Agreement. Each party shall retain the title and full ownership rights to their respective Confidential Information. Each party agrees that upon the request of the Disclosing Party, it shall return to the Disclosing Party all tangible copies of the Confidential Information in such party's possession.

                                   Exhibit G-i

                                    EXHIBIT H
                                ESCROW AGREEMENT

        To be attached upon execution per Section 10.1 of the Agreement.

                        MASTER PREFERRED ESCROW AGREEMENT
                       Master Number _____________________

This agreement ("Agreement") is effective August, 2002 among DSI Technology Escrow Services, Inc. ("DSI"), Orbitz, LLC ("Depositor") and any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties").

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to United States [Bankruptcy] Code, Section 365(n).

                              ARTICLE 1 - DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, and Exhibit D naming the Deposit Account, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

1.3. ESCROW ACCOUNT NAME IDENTIFICATION. Subject to this Article 1, and at the time Depositor makes the initial deposit with DSI in accordance with Section 1.2 above, Depositor shall complete and sign Exhibit D naming the initial account upon which the Deposit Materials are

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written or stored. Any new deposits referencing new account names made subsequent to the signing of this Agreement, intended by the Depositor to be held in a separate account and maintained separately from the initial account, but made a part of this Agreement, shall be provided for by the Depositor on Exhibit E, and Exhibit E shall be signed by the Depositor and DSI.

1.4 ACCEPTANCE OF DEPOSIT. When DSI receives the Deposit Materials, DSI will conduct a deposit inspection. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will
(a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI. Other than DSI's inspection of the Deposit Materials, DSI shall have no obligation to the accuracy, completeness, functionality, performance or non-performance of the Deposit Materials.

5      DEPOSITOR'S REPRESENTATIONS. Depositor represents as follows:

       (a) Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

       (b) with respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

       (c) as of the effective date of this Agreement, the Deposit Materials are not the subject of a lien or encumbrances; provided, however, that any liens or encumbrances made after the execution of this Agreement will not prohibit, limit, or alter the rights and obligations of DSI under this Agreement;

       (d) the Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

       (e) the Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6 VERIFICATION. Upon receipt of a written request from Preferred Beneficiary, DSI and Preferred Beneficiary may enter into a separate proposal agreement pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its accuracy, completeness, sufficiency and quality ("Verification Proposal Agreement"). Preferred Beneficiary and DSI shall notify Depositor of the Verification Proposal Agreement, and the verification shall be conducted at Preferred Beneficiary's expense. Depositor shall have the right to be present at the verification. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election, an independent contractor or company selected by DSI, may perform the verification.

1.7 DEPOSIT UPDATES. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product, which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow

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account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                  ARTICLE 2 CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility, which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement or any subsequent agreement between the Parties, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the terms of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order, provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal including, but not limited to, notices delivered pursuant to Section 7.6 below.

2.2 STATUS REPORTS. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history semi-annually.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                        ARTICLE 3 - RIGHT TO MAKE COPIES

DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Deposit Materials in order for DSI to perform this Agreement.

                         ARTICLE 4 - RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS. As used in this Agreement, "Release Condition" shall mean the occurrence of an event (including any applicable cure periods) specified under the License Agreement as entitling Preferred Beneficiary to release of the Deposit Materials.

4.2 FILING FOR RELEASE. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the

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

occurrence of the Release Condition and a request for the release of the Deposit Materials. Within two (2) business days of receipt of a written notice, DSI shall provide a copy of the notice to Depositor by commercial express mail. DSI will promptly notify the Parties unless DSI acknowledges or discovers independently, or through the Parties, its need for additional documentation or information in order to comply with this section. Such need for additional documentation or information may extend the time period for DST's performance under this section.

4.3 CONTRARY INSTRUCTIONS. From the date Depositor receives the notice requesting release of the Deposit Materials, Depositor shall have ten (10) business days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Section 7.4. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.4; or (c) order from a court of competent jurisdiction.

4.4 RELEASE OF DEPOSIT. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release, and shall release, the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expenses will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.

4.5 RIGHT TO USE FOLLOWING RELEASE. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

                        ARTICLE 5 - TERM AND TERMINATION

5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one (1) year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) DSI instructs Depositor and Preferred Beneficiary in writing within ninety (90) days after its renewal date that the Agreement is terminated for nonpayment in accordance with Section 5.2; or (c) DSI provides Depositor and Preferred Beneficiary ninety (90) days written notice of its intent to terminate this Agreement. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of the Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected

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

parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.4 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

       (a) The obligations of confidentiality with respect to the Deposit Materials;

       (b)    The obligations to pay DSI any fees and expenses due;

       (c)    The provisions of Article 7; and

       (d) Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

                             ARTICLE 6 - DSI'S FEES

6.1 FEE SCHEDULE. DSI is entitled to be paid its standard fees and expenses applicable to the services provided, as set forth on Exhibit F. DSI shall notify the party responsible for payment of DSI's fees at least sixty (60) days prior to any increase in fees; provided that any such increase shall not go into effect until the end of the then-current term of this Agreement. For any service not listed on Exhibit F, DSI will provide a quote prior to rendering the service, if requested.

6.2 PAYMENT TERMS. DSI shall not be required to perform any service, including release of any Deposit Materials under Article 4, unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due within thirty (30) days following receipt of (a) an invoice following a signed contract or (b) receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid when due, DSI may terminate this Agreement in accordance with Section 5.2.

                       ARTICLE 7 - LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any officer of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2    INDEMNIFICATION.

       (a) Depositor agrees to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to Depositor's actions, omissions, instructions or representations in connection with this

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

              Agreement except to the extent such Liabilities arise out of or in connection with DSI's grossly negligent, intentional or willful actions, omissions, instructions or representations in connection with this Agreement.

       (b) Preferred Beneficiary agrees to indemnify, defend and hold harmless DSI from any and all Liabilities incurred by DSI relating in any way to Preferred Beneficiary's actions, omissions, instructions or representations in connection with this Agreement, except to the extent such Liabilities arise out of DSI's grossly negligent, intentional or willful actions, omissions, instructions or representations in connection with this Agreement.

       (c) DSI agrees to indemnify, defend and hold harmless Depositor and, if applicable, Preferred Beneficiary against any and all Liabilities arising from (i) intellectual property infringement relating to the performance of services hereunder by DSI, except to the extent such Liabilities arise out of the grossly negligent, intentional or willful actions, omissions, instructions or representations of Depositor and/or Preferred Beneficiary, as applicable; and (ii) a breach of any of the obligations of confidentiality of DSI.

7.3 LIMITATION OF LIABILITY. Except for claims based on or arising out of breaches of the obligations set forth in Article 2 or acts of gross negligence, or personal injury or property damage claims, with respect to which liability will not be limited pursuant to this Section 7.3, in no event will (a) DSI, Depositor or Preferred Beneficiary be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and
(b) the liability of each of DSI, Depositor or Preferred Beneficiary hereunder exceed ten times the fees paid under this Agreement. Notwithstanding the foregoing, (i) the provisions of this Section 7.3 shall not be deemed to affect, modify or reduce the indemnification obligations set forth in Section 7.2 above; and (ii) nothing contained in this Section 7.3 or otherwise set forth in this Agreement shall limit, or be interpreted to limit, the amount or type of damages that may be payable to a third party, or between DSI, Depositor and Preferred Beneficiary by virtue of a cross claim or impleader, arising out of claims by such third party.

7.4 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be submitted to, and settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Chicago, Illinois. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.5 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of Illinois, without regard to its conflict of law provisions.

7.6 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction, which may direct DSI to take, or refrain from taking any action, that party shall:

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

       (a) Give DSI at least two (2) business days prior notice of the hearing;

       (b) Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

       (c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

                          ARTICLE 8 GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT. This Agreement, which includes the Acceptance Form and Exhibits A, B, C, D and E described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, Exhibit C need not be signed by any party, Exhibit D need not be signed by Preferred Beneficiary or DSI and the Acceptance Form need only be signed by the parties identified therein.

8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Any correctly addressed notice or last known address of the other parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 WAIVER. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or breach of any provision of this

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

Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

8.6 REGULATIONS Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

8.7 ATTORNEY'S FEES. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks declaration of any rights or obligations under this Agreement, the prevailing party who has proven in court by court decree, judgment or arbitrator's decision that the other party has materially breached its representation and/or warranty under this Agreement shall be awarded reasonable attorneys' fees, together with any costs and expenses, to resolve the dispute and to enforce final judgement.

8.8 NO THIRD PARTY RIGHTS. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the parties hereto.

8.9 AUTHORITY TO SIGN. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement.

8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Orbitz LLC                                  DSI Technology Escrow Services, Inc.


By:    /s/ Rick Weber                       By: /s/ Basoor S. Prabhuswamy
   -----------------------------------         ---------------------------------

Name:  RICK WEBER                           Name: BASOOR S. PRABHUSWAMY
     ---------------------------------           -------------------------------

Title: VP BUSINESS SERVICES                 Title:  CONTRACT ADMINISTRATOR
      --------------------------------            ------------------------------

Date:  SEP. 3, 2002                         Date:   9/18/02
     ---------------------------------           -------------------------------

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

                                    EXHIBIT A
                            MATERIALS TO BE DEPOSITED

                          Account Number _______________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:




--------------------------------------  ----------------------------------------
Depositor                               Preferred Beneficiary

By:                                     By:
   -----------------------------------     -------------------------------------

Name:                                   Name:
     ---------------------------------       -----------------------------------

Title:                                  Title:
      --------------------------------        ----------------------------------

Date:                                   Date:
      --------------------------------       -----------------------------------

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                                    EXHIBIT B
                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name__________________________________________________________

Account Number__________________________________________________________________

Product Name___________________________________________Version__________________
(PRODUCT NAME WILL APPEAR AS EXHIBIT B NAME ON ACCOUNT HISTORY REPORT)

DEPOSIT MATERIAL DESCRIPTION:

QUANTITY        MEDIA TYPE & SIZE        LABEL DESCRIPTION OF EACH SEPARATE ITEM
                Disk 3.5" or

                DAT tape    mm

                CD-ROM

                Data cartridge tape

                TK 70 or ___ tape

                Magnetic tape_

                Documentation

                Other___________________

PRODUCT DESCRIPTION:
Environment_____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes/No If yes, please include any passwords and the decryption tools.
Encryption tool name____________________________________Version
Hardware required_______________________________________________________________
Software required_______________________________________________________________
Other required information______________________________________________________

I certify for DEPOSITOR that the above described                 DSI has inspected and accepted the above
Deposit Materials have been transmitted to DSI:                  materials (ANY EXCEPTIONS ARE NOTED ABOVE):

Signature                                                        Signature
         ----------------------------------------                          -------------------------------------------
Print Name                                                       Print Name
          ---------------------------------------                           ------------------------------------------
Date                                                             Date Accepted
    ---------------------------------------------                              ---------------------------------------
                                                                 Exhibit B#
                                                                            ------------------------------------------

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

                                    EXHIBIT C
                               DESIGNATED CONTACT

                         Master Number _________________

NOTICES, DEPOSIT MATERIAL RETURNS AND             INVOICES TO DEPOSITOR SHOULD BE ADDRESSED
COMMUNICATIONS TO DEPOSITOR SHOULD BE             TO:
ADDRESSED TO:
Company Name: Orbitz, LLC                         (same address)
Address:  200 S. Wacker Drive, Ste 1900
          Chicago, IL 60606                       Contact: Accounts Payable
Designated Contact:
Telephone:_____________________________           P.O.#, if required:____________________
Facsimile: 312-894-5001
Verification Contact: General Counsel
Telephone/E-mail: 312-894-4755

With a copy to:

Orbitz, LLC
200 W. Wacker Drive, Suite 1900
Chicago, IL 60606
Attn: General Counsel

Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

DSI HAS TWO OPERATIONS CENTERS TO                 ALL INVOICE FEE REMITTANCES TO DSI SHOULD BE
SERVICE YOU. AGREEMENTS, DEPOSIT                  ADDRESSED TO:
MATERIALS AND NOTICES TO DSI SHOULD
BE ADDRESSED TO:
(SELECT LOCATION)
8 Attn: Client Services                           DSI Technology Escrow Services, Inc.
9265 Sky Park Court, Suite 202                    PO Box 45156
San Diego, CA 92123                               San Francisco, CA 94145-0156
Telephone: (858) 499-1600
Facsimile: (858) 694-1919
E-mail: clientservices@dsiescrow.com

or

Attn: Client Services
2100 Norcross Parkway, Suite 150
Norcross, GA 30071                                Date: _________________
Telephone: 770-239-9200
Facsimile: 770-239-9201
E-MAIL: clientservices@dsiescrow.com

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

                                    EXHIBIT D
                             NAME OF INITIAL ACCOUNT

                       Account Number_____________________

Orbitz, LLC ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.


The initial account will be referenced by the following name:

_____________________________________________________________


Orbitz LLC


By:
         -----------------------------
Name:
         -----------------------------

         -----------------------------

         -----------------------------

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

                                    EXHIBIT E
                            ADDITIONAL ESCROW ACCOUNT
                      TO MASTER PREFERRED ESCROW AGREEMENT

                            Master Number_________________

                          New Account Number_________________

Orbitz, LLC ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.

Depositor desires that new Deposit Materials be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, DSI will establish a separate account for the new Deposit Materials. The new account will be referenced by the following name:__________________________.

Depositor hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by Depositor and DSI will govern this account. The termination or expiration of any other account of Depositor will not affect this account.


Orbitz LLC                               DSI Technology Escrow Services, Inc.

                                         By:
   ----------------------------------       ------------------------------------

Name:                                    Name:
     --------------------------------         ----------------------------------

                                         Title:
   ----------------------------------          ---------------------------------

Date:                                    Date:
     --------------------------------         ----------------------------------

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

                              PREFERRED BENEFICIARY
                                 ACCEPTANCE FORM

                    Account Number__________________________

Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that____________________________ is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective August __, 2002 with DSI as the escrow agent and Orbitz, LLC as the Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Depositor hereby enrolls Preferred Beneficiary to the following account(s):

ACCOUNT NAME                                ACCOUNT NUMBER

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------


Notices and communications to Preferred
Beneficiary should be addressed to:         Invoices should be addressed to:

Company Name:
             -----------------------------  ------------------------------------
Address:
        ----------------------------------  ------------------------------------

        ----------------------------------  ------------------------------------

        ----------------------------------  ------------------------------------
Designated Contact:                         Contact:
                   -----------------------          ----------------------------
Telephone:
          --------------------------------  ------------------------------------
Facsimile:                                  P.O.#, if required:
          --------------------------------                     -----------------
E-mail:
        ----------------------------------


------------------------------------------  ------------------------------------
Preferred Beneficiary                       Depositor

By:                                         By:
   ---------------------------------------     ---------------------------------
Name:                                       Name:
     -------------------------------------       -------------------------------
Title:                                      Title:
      ------------------------------------        ------------------------------
Date:                                       Date:
     -------------------------------------       -------------------------------

DSI TECHNOLOGY ESCROW SERVICES, INC.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------
Date:
     -------------------------------

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